Pzena Investment Management, Inc.

April 25, 2013

Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGER & FLOM LLP]

April 25, 2014

Pzena Investment Management, Inc.
120 West 45th Street
New York, New York 10036

Re:	Pzena Investment Management, Inc.; Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Pzena Investment Management, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (No. 333-194885), filed on March 28, 2014 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and Amendment No. 1 thereto to be filed by the Company with the Commission under the Act on the date hereof (such Registration Statement, as so amended, the “Registration Statement”). The Registration Statement relates to, among other things, the issuance and sale from time to time of the following securities of the Company: (i) up to a maximum aggregate offering price of $150,000,000 of (a) shares of Class A common stock (the “Common Stock”), par value $0.01 per share (the “Primary Shares”); (b) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), which may be issued in one or more series; (c) debt securities (the “Debt Securities”), which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured, which may be issued in one or more series under the indenture relating to the Debt Securities (the “Debt Securities Indenture”), proposed to be entered into between the Company and the trustee to be na,ed therein (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement; (d) subscription rights to purchase shares of Common Stock or Preferred Stock, Debt Securities or other securities (the “Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into between the Company and a subscription agent or agents (each, a “Subscription Agent” and, collectively, “Subscription Agents”); (e) purchase contracts of the Company, obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, shares of Common Stock or Preferred Stock, Debt Securities or other securities at a future date or dates (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named (each, a “Purchase Contract Agent”); (f) purchase units, each representing ownership of Purchase Contracts, Warrants and/or Debt Securities or debt obligations of third parties, including U.S. Treasury securities, or other purchase contracts, securing an obligation of the holder thereof to purchase or to sell, as the case may be, shares of Common Stock or Preferred Stock, Debt Securities or other securities under such holder’s Purchase Contract (the “Purchase Units”); (g) warrants to purchase debt or equity securities (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent” and, collectively, “Warrant Agents”); (h) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants, including such shares of Common Stock, Preferred Stock or Debt Securities as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, the “Indeterminate Securities” and together with the Primary Shares, the Preferred Stock, the Debt Securities, the Subscription Rights, the Purchase Contracts, the Purchase Units and the Warrants, the “Primary Securities”) and (ii) up to 39,143,367 shares of Common Stock (the “Secondary Shares”) to be sold by certain stockholders of the Company (the “Selling Stockholders”). The Secondary Shares are either (i) issued and outstanding as of the date hereof (the “Outstanding Shares”) or (ii) issuable pursuant to the Amended and Restated Operating Agreement of Pzena Investment Management, LLC, dated as of October 30, 2007, as further amended on March 24, 2010 (the “Operating Agreement”), by and among the Company and the each of Class B Members named therein (the “Exchange Shares”). The Primary Securities together with the Secondary Shares are collectively referred hereinto as the “Offered Securities.”

Pzena Investment Management, Inc.

April 25, 2013

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)	the Registration Statement;

(ii)	a specimen certificate evidencing the Common Stock;

(iii)	copies of certain resolutions adopted by the board of directors of the Company (the “Board of Directors”), relating to the issuance, registration and offering of the Offered Securities, Outstanding Shares and the due authorization, execution and delivery of the Operating Agreement (the “Board Resolutions”);

(iv)	a copy of the Company’s certificate of incorporation as amended to date, certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), as well as a copy of the Company’s certificate of incorporation in effect as of the dates of the Board of Resolutions, certified by the Secretary of State of the State of Delaware;

Pzena Investment Management, Inc.

April 25, 2013

(v)	a copy of the Company’s bylaws, as amended through the date hereof and in effect as of the date hereof, as certified by Joan Berger, the Secretary of the Company (the “Bylaws”), as well as a copy of the Company’s bylaws in effect as of the dates of the Board of Resolutions, certified by the Secretary of Company;

(vi)	an executed copy of the Operating Agreement; and

(vii)	the form of Debt Securities Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

We have also assumed that the laws of the State of New York will be chosen to govern any Subscription Rights Agreements, Purchase Contracts, Purchase Units and Warrant Agreements, and that such choice is a valid and legal provision. We have also assumed that the Debt Securities and the Debt Securities Indenture will be executed and delivered in substantially the form reviewed by us. We have assumed that any supplemental indenture to the Debt Securities Indenture, the Subscription Rights Agreement, the Purchase Units, the Purchase Contracts and the Warrant Agreements will be (and that the Debt Securities Indenture has been) duly authorized, executed and delivered by the Trustee and Subscription Agents, Purchase Contract Agents or Warrant Agents, as the case may be, and that any Debt Securities, Subscription Rights Certificates, Purchase Contracts, Purchase Units or Warrants that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee and any Subscription Agent, Purchase Contract Agent and Warrant Agent, as the case may be. In addition, we have also assumed that the terms of the Offered Securities have been or will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Debt Securities Indenture, any supplemental indentures thereto, the Subscription Rights Agreements, the Purchase Units, the Purchase Contracts the Warrant Agreements and the Offered Securities, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) the Certificate of Incorporation or Bylaws; (iii) any law, rule or regulation to which the Company is subject, (iv) any judicial or regulatory order or decree of any governmental authority or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Pzena Investment Management, Inc.

April 25, 2013

We have also assumed that the consideration recited in the Board Resolutions approving the issuance of the Outstanding Shares has been received in full by the Company. In addition, we have assumed that the consideration recited in the Board Resolutions approving the issuance of the Exchange Shares will be received in full by the Company. Further, we have assumed that the Company will continue to have a sufficient number of shares of Common Stock authorized for issuance at the time that the Exchange Shares are issued. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non−Opined on Law on the opinions stated herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.                  With respect to any Primary Shares offered by the Company, including any Indeterminate Securities constituting Primary Shares (the “Offered Primary Shares”), and the Purchase Rights relating to such Offered Primary Shares (the “Offered Purchase Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Primary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Primary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Primary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance of the Offered Primary Shares and related matters; (v) if certificated, certificates in the form required under the DGCL representing the shares of Offered Primary Shares are duly executed and countersigned and (vi) the Primary Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Primary Shares (including any Primary Shares duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or the settlement of any Purchase Contracts or Purchase Units) and the Offered Purchase Rights, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued, and the Offered Primary Shares, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

Pzena Investment Management, Inc.

April 25, 2013

2.                  With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a certificate of designation for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) if certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned; and (vii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or the settlement of any Purchase Contracts or Purchase Units), when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

3.                  With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Debt Securities Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the Trustee has been qualified under the Trust Indenture Act through the filing of a Statement of Eligibility and Qualification on Form T-1; (iii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the rules and regulations thereunder thereunder; (iv) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; and (vii) the Offered Debt Securities in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the Debt Securities Indenture and any supplemental indenture relating to such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or the settlement of any Purchase Contracts or Purchase Units), when issued and sold or otherwise distributed in accordance with the Debt Securities Indenture and any supplemental indenture relating to such Offered Debt Securities, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement when issued in accordance with the Debt Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company, in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Debt Securities Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Pzena Investment Management, Inc.

April 25, 2013

4.                  With respect to any Subscription Rights (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Subscription Rights are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights, the Offered Securities into which the Offered Subscription Rights are exercisable, the Subscription Rights Agreement and related matters; (v) Common Stock or the Preferred Stock relating to such Offered Subscription Rights has been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vi) the Subscription Right Certificates in the applicable form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto have been duly executed, delivered and countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights (including any Subscription Rights duly issued upon due conversion, exchange or exercise of any Debt Securities, Warrants or Preferred Stock), when issued and sold or otherwise distributed in accordance with the applicable Subscription Rights Agreement, the Subscription Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, or upon due conversion, exercise or exchange of any Preferred Stock, Debt Securities or Warrants, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5.                  With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Purchase Contracts are to be sold pursuant to firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Purchase Contracts and related matters; and (v) the applicable Offered Purchase Contracts have been duly executed and delivered and duly issued and sold in the applicable form to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Purchase Contracts, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) Section 160 of the DGCL, (c) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (d) public policy considerations which may limit the rights of parties to obtain remedies.

Pzena Investment Management, Inc.

April 25, 2013

6.                  With respect to any Purchase Units (the “Offered Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Purchase Units and related matters; (v) any Warrants and Debt Securities of the Company included in such Offered Purchase Units have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vi) the Offered Purchase Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Purchase Contract Agreement in the applicable form to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Purchase Units, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, or upon due conversion, exercise or exchange of any Debt Securities or Warrants, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) Section 160 of the DGCL, (c) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (d) public policy considerations which may limit the rights of parties to obtain remedies.

7.                  With respect to any Warrants offered by the Company, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Offered Warrants in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold, and delivered upon payment of the agreed-upon consideration therefor, the Offered Warrants (including any Offered Warrants duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

Pzena Investment Management, Inc.

April 25, 2013

8.                  With respect to any Outstanding Shares issued pursuant to the Operating Agreement and to be offered by the Selling Stockholders pursuant to the Registration Statement, such Outstanding Shares have been duly authorized by all requisite corporate action on the part of the Company and were validly issued and are fully paid and nonassessable.

9.                  With respect to any Exchange Shares contemplated to be issued in accordance with the Operating Agreement, such Exchange Shares have been duly authorized by all requisite corporate action on the part of the Company and, when the Exchange Shares are issued, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP